UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:October 16, 2007
Date of Earliest Event Reported:  October 15, 2007
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
11419 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Principal Officer.

On October 15, 2007, Robert B. Sullivan resigned as the President and General Manger of the Company’s Consulting Segment effective October 31, 2007.  Kevin P. Dorney, who currently serves as the Company’s Chief of Quality Assurance, will assume the role of Acting President and General Manager of the Consulting Segment.  Mr. Dorney has been with MAXIMUS since 1991 and has held a variety of executive positions within the Consulting Segment where he previously served as a Division President as well as Chief Operating Officer for the Consulting Segment.  Mr. Dorney has over 25 years of experience in contract and program management and providing quality assurance services. Prior to joining MAXIMUS, he worked in a variety of government roles for the State of Massachusetts. Jonathan E. Ross, currently Vice President of Quality Assurance, will become Acting Chief of Quality Assurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: October 16, 2007	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary